                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Form S-8 of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in Open Market's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 which appears in the Registration Statement on Form S-4 (No.333-66488) and the related Joint Proxy Statement/ Prospectus of divine, inc., and which is incorporated by reference in divine, inc.'s Form 8-K filed with the SEC on October 29, 2001. The financial statements of FutureTense, Inc. are not incorporated by reference in this Form S-8 and we have not audited any financial statements of FutureTense, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 17, 2002